Date: May 3, 2011

Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com

Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NJR CLEAN ENERGY VENTURES ANNOUNCES 3.6 MEGAWATT SOLAR PROJECT AT THE VILLAGE AT MANALAPAN

WALL, N.J. - NJR Clean Energy Ventures (NJRCEV), a subsidiary of New Jersey Resources (NYSE: NJR), today announced an agreement with the Village at Manalapan Solar LLC to lease 13 acres of land in Manalapan, New Jersey for a state-of-the-art, ground-mounted solar system. The 3.6 megawatt, $18 million project will be capable of generating enough electricity to power 450 homes annually. Once installed, the power generated by the system will be used to serve the wholesale electric market.

“The investment of a solar system at The Village at Manalapan site is an investment in New Jersey's economic development, environment and energy future,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “As the latest commercial project in our solar pipeline to come to fruition, this installation represents our first ground-mounted system and reflects our role as a leader in the energy marketplace. We will continue to look for new opportunities in the solar market that are consistent with our core energy strategy and benefit our customers, company and state.”

NJRCEV will lease the site for a period of 21 years from Village At Manalapan Solar LLC, an affiliate of Spano Partners Holdings (SPH) (www.spanopartners.com). James Spano, managing partner of SPH, stated “Spano Partners is proud to have been able to use its broad expertise in navigating both the electrical industry's regulatory path as well the local, county, and state land use approval processes to partner with NJRCEV in taking this underutilized land and making it an economically and environmentally productive site. We are delighted to join NJRCEV in stimulating New Jersey's economic growth to produce jobs while enhancing its citizens' quality of life with clean, renewable energy here at Village at Manalapan and our other sites under development in the state.”

NJR CLEAN ENERGY VENTURES ANNOUNCES 3.6 MEGAWATT
SOLAR PROJECT AT THE VILLAGE AT MANALAPAN

NJR expects that investments made by NJRCEV will qualify for a 30 percent federal investment tax credit. In addition, the energy produced will be eligible for Solar Renewable Energy Certificates (SRECs), which can be sold to Load Serving Entities in New Jersey to meet their renewable energy requirements. Additional return on investment will be provided by the sale of electricity to the wholesale market.

According to a study by Rutgers University Bloustein School of Planning and Public Policy on the “Economic Impacts of Energy Infrastructure Investments," it is estimated that up to 74 jobs will be created as a result of this project. The system is expected to be completed and in service by Fall 2011.

The solar installation at Manalapan Village is the first ground-mounted project announced by NJRCEV.

About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of 1.6 Bcf/day of transportation capacity and over 59 Bcf of storage capacity; offers low carbon solutions of clean energy through its commercial and residential solar programs, and provides appliance installation, repair and contract service to nearly 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Certain statements contained in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. "Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management's current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on NJR will be those anticipated by management.   Forward-looking information in this release includes, but is not limited to, certain statements regarding the Solar Project at Manalapan Village.

NJR CLEAN ENERGY VENTURES ANNOUNCES 3.6 MEGAWATT
SOLAR PROJECT AT THE VILLAGE AT MANALAPAN

NJR cautions persons reading this press release that the assumptions that form the basis for forward-looking statements contained herein include many factors that are beyond NJR's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. The factors that could cause actual results to differ materially from NJR's expectations include, but are not limited to, risks associated with NJR's investments in solar energy projects, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects and NJR's eligibility for federal investment tax credits (ITCs) and the future market for Solar Renewable Energy Credits (SRECs) that are traded in a competitive marketplace in the state of New Jersey. Additional information and other factors are contained in NJR's filings with the Securities and Exchange Commission (SEC), including NJR's Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC's web site, http:.//www.sec.gov. Information included in this press release is representative as of today only and while the Company periodically reassesses material trends and uncertainties affecting the Company's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the Securities and Exchange Commission, the Company does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

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